EXHIBIT (d)(1)(i)
As Revised February 1, 2010
Revised Schedule A
to the
Investment Advisory Agreement between
BB&T Funds
and BB&T Asset Management, Inc.
dated February 1, 2001 and amended and restated May 23, 2003

Name of Fund	Compensation*
BB&T U.S. Treasury Money Market Fund	Annual rate of forty one-hundredths of one percent (.40%) of the BB&T U.S. Treasury Money Market Fund’s average daily net assets.

BB&T Short U.S. Government Fund	Annual rate of sixty one-hundredths of one percent (.60%) of the BB&T Short U.S. Government Fund’s average daily net assets.

BB&T Intermediate U.S. Government Fund	Annual rate of sixty one-hundredths of one percent (.60%) of the BB&T Intermediate U.S. Government Fund’s average daily assets.

BB&T Select Equity Fund	Annual rate of seventy-four one-hundredths of one percent (.74%) of the BB&T Select Equity Fund’s average daily net assets.

BB&T North Carolina Intermediate Tax-Free Fund	Annual rate of sixty one-hundredths of one percent (.60%) of the BB&T North Carolina Intermediate Tax-Free Fund’s average daily net assets.

BB&T International Equity Fund	Annual rate of one percent (1.00%) of the BB&T International Equity Fund’s average daily assets.

BB&T Capital Manager Conservative Growth Fund	Annual rate of twenty-five one-hundredths of one percent (.25%) of the BB&T Capital Manager Conservative Growth Fund’s average daily net assets.

BB&T Capital Manager Moderate Growth Fund	Annual rate of twenty-five one-hundredths of one percent (.25%) of the BB&T Capital Manager Moderate Growth Fund’s average daily net assets.

Name of Fund	Compensation*
BB&T Capital Manager Growth Fund	Annual rate of twenty-five one-hundredths of one percent (.25%) of the BB&T Capital Manager Growth Fund’s average daily net assets.

BB&T Prime Money Market Fund	Annual rate of forty one-hundredths of one percent (.40%) of the BB&T Prime Money Market Fund’s average daily net assets.

BB&T South Carolina Intermediate Tax-Free Fund	Annual rate of sixty one-hundredths of one percent (.60%) of the BB&T South Carolina Intermediate Tax-Free Fund’s average daily net assets.

BB&T Virginia Intermediate Tax-Free Fund	Annual Rate of sixty one-hundredths of one percent (.60%) of the BB&T Virginia Intermediate Tax-Free Fund’s average daily assets

BB&T Equity Index Fund	Annual Rate of fifty one-hundredths of one percent (.50%) of the BB&T Equity Index Fund’s average daily assets

BB&T Total Return Bond Fund	Annual Rate of sixty one-hundredths of one percent (.60%) of the BB&T Total Return Bond Fund’s average daily assets

BB&T Mid Cap Value Fund	Annual Rate of seventy-four one-hundredths of one percent (.74%) of the BB&T Mid Cap Value Fund’s average daily assets

BB&T West Virginia Intermediate Tax-Free Fund	Annual Rate of forty-five one-hundredths of one percent (.45%) of the BB&T West Virginia Intermediate Tax-Free Fund’s average daily assets

BB&T Capital Manager Equity Fund	Annual Rate of twenty-five one-hundredths of one percent (.25%) of the BB&T Capital Manager Equity Fund’s average daily assets

BB&T Kentucky Intermediate Tax-Free Fund	Annual rate of sixty one-hundredths of one percent (.60%) of the BB&T Kentucky Intermediate Tax-Free Fund’s average daily assets

BB&T Maryland Intermediate Tax-Free Fund	Annual rate of sixty one-hundredths of one percent (.60%) of the BB&T Maryland Intermediate Tax-Free Fund’s average daily assets

Name of Fund	Compensation*
BB&T National Tax-Free Money Market Fund	Annual rate of twenty-five one-hundredths of one percent (.25%) of the BB&T National Tax-Free Money Market Fund’s average daily net assets.

BB&T Special Opportunities Equity Fund	Annual rate of eighty one-hundredths of one percent (.80%) of the BB&T Special Opportunities Equity Fund’s average daily assets

BB&T Equity Income Fund	Annual rate of seventy one-hundredths of one percent (.70%) of the BB&T Equity Income Fund’s average daily assets

*	All fees are computed daily and paid monthly.

BB&T FUNDS
By:	/s/ E.G. Purcell, III
Title:	President

BB&T ASSET MANAGEMENT, INC.
By:	/s/ Todd Miller
Title:	Vice President, BB&T AM